EX-g.2


             [GRAPHIC OMITTED] GENERALI USA Life Reassurance Company






                              REINSURANCE AGREEMENT


                                     between



            JACKSON NATIONAL LIFE INSURANCE COMPANY Lansing, Michigan

                                       and

                      GENERALI USA LIFE REASSURANCE COMPANY
                              Kansas City, Missouri














Treaty Reference No. 200501-030

                  AUTOMATIC & FACULTATIVE REINSURANCE AGREEMENT
                                TABLE OF CONTENTS


ARTICLE                              DESCRIPTION                                        PAGE

I              BASIS OF REINSURANCE ........................................................1
II             LIABILITY ...................................................................3
III            ADMINISTRATIVE REPORTING ....................................................4
IV             PLANS OF REINSURANCE ........................................................7
V              REINSURANCE PREMIUMS ........................................................7
VI             PREMIUM ACCOUNTING ..........................................................8
VII            OVERSIGHTS ..................................................................9
VIII           REDUCTIONS, TERMINATIONS AND CHANGES .......................................10
IX             INCREASE IN RETENTION AND RECAPTURES .......................................11
X              REINSTATEMENTS, EXCHANGES, ETC .............................................13
XI             EXPENSE OF ORIGINAL POLICY .................................................14
XII            CLAIMS .....................................................................14
XIII           TAX CREDITS ................................................................16
XIV            AC TAX .....................................................................16
XV             INSPECTION OF RECORDS ......................................................17
XVI            INSOLVENCY .................................................................17
XVII           ARBITRATION ................................................................18
XVIII          PARTIES TO AGREEMENT .......................................................19
XIX            ENTIRE CONTRACT ............................................................19
XX             TERMINATION OF AGREEMENT ...................................................20


SCHEDULE                             DESCRIPTION

A              SPECIFICATIONS
B              PLANS, BENEFITS, RIDERS AND NAAR CALCULATIONS
C              ADDITIONAL INFORMATION



EXHIBIT                              DESCRIPTION

I              RETENTION LIMITS
IA             UNDERWRITING GUIDELINES
II             REINSURANCE PREMIUMS
IIA            POLICY FEES, FLAT EXTRAS, SUBSTANDARD PREMIUMS
IIB            PERCENTAGES OF PREMIUM (YRT)
III            COMMISSIONS AND ALLOWANCES (COINSURANCE)

                              REINSURANCE AGREEMENT

THIS AUTOMATIC & FACULATATIVE REINSURANCE AGREEMENT ("THE AGREEMENT") IS MADE AND ENTERED INTO BY AND BETWEEN JACKSON NATIONAL LIFE INSURANCE COMPANY ("THE CEDING COMPANY") AND GENERALI USA LIFE REASSURANCE COMPANY ("GENERALI"), TOGETHER REFERRED TO AS THE "PARTIES." THE AGREEMENT SHALL BECOME EFFECTIVE ON THE DATE THE LAST REQUIRED SIGNATURE IS AFFIXED ("HEREINAFTER CALLED THE "EFFECTIVE DATE"). COVERAGE FOR THE PLANS LISTED IN THE ATTACHED SCHEDULES AND EXHIBITS SHALL BEGIN JANUARY 10, 2005, (COVERAGE PERIOD) AND AFTER. INCLUDED IN THIS AGREEMENT ARE REINSURED POLICES, WHOSE EFFECTIVE DATES HAVE BEEN "BACK DATED" UP TO A MAXIMUM OF SIX MONTHS, UNLESS A LESSER TIME PERIOD IS DICTATED, IN ACCORDANCE WITH THE APPLICABLE REGULATORY PROVISIONS TO "SAVE AGE", HOWEVER CLAIM LIABILITY BEGINS UPON COMMENCEMENT OF THE COVERAGE PERIOD.

ARTICLE I
BASIS OF REINSURANCE

1.   REQUIREMENTS FOR AUTOMATIC REINSURANCE

     A. The individual risk must be a permanent residents of the United States, US Territories, and Mexico.

     B. The individual risk must be underwritten by the CEDING COMPANY according to the Company's standard underwriting practices and guidelines as they exist as of the date of that coverage begins under the terns of this Agreement (the "Underwriting Guidelines") and the excerpts of the Underwriting Guidelines shown in Exhibit U. The CEDING COMPANY shall immediately notify GENERALI and obtain its approval, which shall not be unreasonably withheld, of any material changes in underwriting practices or guidelines. Any risk falling into a category of special underwriting programs (e.g. guaranteed issue, simplified underwriting, internal or external exchanges) shall be excluded from this Agreement unless specifically included in Schedule A.

     C. Any facultative application for reinsurance of current or prior applications on the same life risk offered to GENERALI or any other reinsurer shall not qualify for automatic reinsurance.

     D. The maximum issue age on any risk shall be as stated in Schedule A. Applications with issue ages over the limit stated in Schedule A must be submitted facultatively.

     E. The mortality rating on any one risk shall not exceed the Table Rating stated in Schedule A, or its equivalent on a flat extra premium basis. Cases exceeding the Table Rating stated in Schedule A, or its equivalent, must be submitted facultatively.

     F. The amount of life insurance inforce among all companies including any coverage to be replaced plus the amounts currently applied for on an applicant's life to include any ultimate amount in the event of an increasing death benefit, does not exceed the JUMBO limit specified in Schedule A.

     G. On any risk, the CEDING COMPANY must retain the amounts of insurance as stated in Exhibit I. A zero risk retention does not qualify for automatic reinsurance.

     H. The maximum amounts of insurance to be reinsured on any one life shall not exceed the automatic binding limits as stated in Schedule A.

          The minimum amount of insurance to be ceded shall be as stated in Schedule A. When reinsurance is ceded on a pool basis, the minimum amount is the amount applicable to the total pool, not each pool participant.



2.   REQUIREMENTS FOR FACULTATIVE REINSURANCE

     A.   Plan of Insurance Listed in Schedule A:

          1) If the Requirements for Automatic Reinsurance are met but the CEDING COMPANY prefers to apply for facultative reinsurance, or

          2) If Requirements for Automatic Reinsurance are not met, then the CEDING COMPANY must submit to GENERALI all the underwriting documentation relating to the insurability of the individual risk for facultative reinsurance.

     B.   Plan of Insurance Not Listed in Schedule A:

               On a Yearly  Renewable  Teem treaty the CEDING COMPANY may submit
               an  application  for  facultative   reinsurance  on  the  plan(s)
               specified in Schedule A.

               On a Coinsurance treaty the CEDING COMPANY may submit an application for facultative reinsurance on plan(s) listed in Schedule A.

     C. An application for facultative reinsurance may include life insurance with or without either disability waiver of premium or accidental death or both. Supplemental benefits without life are excluded from this agreement.

     D. Copies of all underwriting papers relating to the insurability of the individual risk must be sent to GENERALI for facultative reinsurance. After GENERALI has examined the underwriting papers, GENERALI will promptly notify the CEDING COMPANY of the underwriting offer subject to additional requirements, the final underwriting offer or declination. Any final underwriting offer on the individual risk will automatically terminate upon the earliest of:

          1) The date GENERALI receives notice of a withdrawal/cancellation by the CEDING COMPANY,

          2)   120 days after the date on which the offer was made, or

          3)   The date specified in GENERALI's approval to extend the offer.

     E. The minimum amount of insurance to be ceded shall be as stated in Schedule A.



ARTICLE II
LIABILITY

1. GENERALI's liability for automatic reinsurance shall begin simultaneously with the CEDING COMPANY's liability, or the beginning coverage period, whichever occurs first.

2. Except for additional coverage pertaining to conditional receipt as described in Schedule C, GENERALI's liability for facultative reinsurance on individual risks shall not begin unless and until the CEDING COMPANY has accepted GENERALI's final and unconditional written offer on the application for facultative reinsurance.

3. GENERALI's liability for reinsurance on individual risks shall terminate when the CEDING COMPANY's liability terminates.

4. As long as the original policy remains in full force, all paid-up additions, COLA's, GIR's, and accumulated dividends shall be the liability of the CEDING COMPANY unless specifically included in Schedule B of this agreement.

5. In no event shall reinsurance under this Agreement be in force unless the insurance issued directly by the CEDING COMPANY is in force and is issued and delivered in a jurisdiction in which the CEDING COMPANY is properly licensed.

6. The payment of reinsurance premiums in accordance with this Agreement shall be a condition precedent to the liability of GENERALI under reinsurance covered by this Agreement. Notwithstanding any provision to the contrary, if the CEDING COMPANY fails to pay the reinsurance premiums and such amounts are more than 120 days in arrears, then GENERALI will have the right to terminate the reinsurance for new business and all policies having reinsurance in arrears. GENERALI USA shall remain liable for all other policies for which premiums have been paid and remain in force at termination.

ARTICLE III
ADMINISTRATIVE REPORTING

1.   SELF-ADMINISTERED BUSINESS

     Promptly after liability for insurance has begun on an individual risk, the CEDING COMPANY shall have the responsibility of maintaining adequate records for the administration of the reinsurance amount and shall furnish GENERALI with periodic reports, in substantial conformity with the following:

     A.   MONTHLY NEW BUSINESS REPORT

          For new business, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for GENERALI to establish reserves, check retention limits, and verify premium calculation.

          1)  policy number
          2)  full name of insured
          3)  date of birth
          4)  sex
          5)  issue age
          6)  policy date
          7)  underwriting classification
          8)  plan of insurance/code
          9)  amount issued
          10) amount ceded
          11) automatic/facultative indicator
          12) state of residence
          13) table rating
          14) flat extra (amount + number of years)
          15) death benefit option (UL products)
          16) current net amount at risk

          17) transaction code
          18) riders (if applicable)

     B.   MONTHLY CONVERSION REPORT

          The CEDING COMPANY shall furnish GENERALI with a separate listing of reinsurance policies that are conversions or replacements from policies previously reinsured with GENERALI to the plan(s) as stated in Schedule A. The listing should provide the following information:

          1) 1 through 18 in 1.A above
          2) original policy date
          3) original policy number
          4) attained age
          5) duration
          6) effective date if other than policy date

     C.   MONTHLY PREMIUM REPORT

          At the end of each month the CEDING COMPANY shall send to GENERALI a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

          1)   1 through 18 in 1.A above

          2) On Yearly Renewable Term treaties the net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.

          3) On Coinsurance treaties the gross reinsurance premium, commissions, net reinsurance premium and other amounts (e.g. dividends, cash surrender values) with premium separated for life and each supplemental benefit.

               All monthly lists shall be submitted to GENERALI no later than the 20th day of the following month.

     D.   MONTHLY CHANGE REPORT

          The CEDING COMPANY shall report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 1.A above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance. For changes, the CEDING COMPANY shall identify the reinsurance agreement and provide information adequate for GENERALI to establish reserves, check retention limits, and verify premium calculation.

     E.   MONTHLY POLICY EXHIBIT REPORT

          The  CEDING   COMPANY   shall   provide  a  summary  of  new   issues,
          terminations, recaptures, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month.

     F.   QUARTERLY REPORTING

          1) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide GENERALI with Premiums Due and Unpaid and Commissions Due and Unpaid. This report may be in summary form reporting totals by line of business with separate totals for first year and renewals.

          2) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide GENERALI with totals for the reserve liability including statutory reserves by valuation basis segregated by Yearly Renewable Term and Coinsurance.

     G.   ANNUAL INFORCE LISTING

          Within ten (10) days after the close of the year, the CEDING COMPANY shall furnish GENERALI a listing of reinsurance in force by policy, by year of issue, segregated by Yearly Renewable Term and Coinsurance and include statutory reserves for the same.

     H.   CLAIMS

          Claims shall be reported as incurred on an individual basis.

     I.   CHANGE IN REPORTING FORMATTED]

          If the CEDING COMPANY chooses to report its reinsurance transaction via electronic media, the CEDING COMPANY shall consult with GENERALI to determine the appropriate reporting format. Once determined, the CEDING COMPANY shall communicate any change in the data format or code structure to GENERALI prior to the use of such changes in the reports to GENERALI.

          2.   INDIVIDUAL CESSION BUSINESS

               Promptly after liability for reinsurance has begun on the individual risk the CEDING COMPANY shall send GENERALI a "Reinsurance Application/Cession". Based on the information on the "Reinsurance Application/Cession", GENERALI will prepare and send the CEDING COMPANY a "Reinsurance Cession Card". When reinsurance is amended or changed, the CEDING COMPANY shall send GENERALI a "Notification of Change in Policy Reinsured".


ARTICLE IV
PLANS OF REINSURANCE

1.   Life reinsurance shall be ceded on the basis stated in Schedule A.

2. Copies of all life insurance policies, riders, rate manuals, benefit forms, commuted value tables and cash value tables shall be provided by the CEDING COMPANY to GENERALI, and GENERALI shall be promptly notified of any changes therein.


ARTICLE V
REINSURANCE PREMIUMS

1. Life Reinsurance Premiums are payable annually in advance unless specified differently on Exhibit II, or as directed in Schedule C, Additional Information.

     A.   Life Reinsurance Premiums Paid on a Coinsurance Basis (IF APPLICABLE)

     The  CEDING  COMPANY  shall pay the  current  annual  premiums  as shown in
     Exhibit II based on the amount of life insurance reinsured, less the applicable allowances stated in Exhibit M. In addition, the CEDING COMPANY shall pay any policy fee, substandard table extra, and fiat extra premiums as outlined in Exhibit IIA. In the event the current premium is changed, GENERALI shall be notified by the CEDING COMPANY immediately.

     B.   Life  Reinsurance  Premiums  on a  Yearly  Renewable  Term  Basis  (IF
          APPLICABLE)

     The life reinsurance premium on the net amount at risk shall be based on rates shown in Exhibit H.

     The reinsurance premiums are guaranteed for one year only. Thereafter, reinsurance premiums may be changed, upon ninety (90) days written notice after the expiration of the guarantee period. For those premiums less than the current minimum valuation net premium, only the latter premiums shall be guaranteed. Should GENERALI increase the reinsurance premiums to the current minimum valuation net premium, then the CEDING COMPANY shall have the right to immediately recapture any business affected by that change.


ARTICLE VI
PREMIUM ACCOUNTING

1.   PAYMENT OF REINSURANCE PREMIUM

     A. The reinsurance premiums shall be paid to GENERALI using the rates shown in Exhibits II and IIA, and applying the allowances (Exhibit
          III) or, percentages of premium (Exhibit IIB), when applicable.

     B. On self-administered business the CEDING COMPANY shall provide the statement to GENERALI using the format described in Article III, Self-Administered Business.

     D. If a net reinsurance premium balance is payable to GENERALI the CEDING COMPANY shall pay this balance within forty-five (45) days after the close of that month. If the full balance is not received within the forty-five (45) day period, the reinsurance premiums for reinsurance risks listed on the statement, for which payment was not received, shall be delinquent and the liability of GENERALI shall cease as of the date reinsurance premiums were due.

     E. If a net reinsurance premium balance is payable to the CEDING COMPANY, GENERALI shall pay this net balance within forty-five (45) days after the monthly statement was sent to the CEDING COMPANY. If the monthly statement has not been returned within forty-five (45) days, GENERALI shall assume the CEDING COMPANY has verified and is in agreement with the net balance and shall make payment to the CEDING COMPANY.

2.   INTEREST ON DELINQUENT PAYMENTS

     If the CEDING COMPANY is more than 90 days in arrears in remitting premiums to GENERALI, such premiums will be considered delinquent and interest will be added to the amount to be remitted. Interest will be calculated from (i) the time the premiums are due GENERALI to (ii) the date the CEDING COMPANY pays the premium to GENERALI. The rate of interest charged will be equal to the rate listed in the Federal Reserve Statistical Release, as promulgated by the Board of Governors of the Federal Reserve System, for the monthly average of Corporate bonds, Moody's seasoned Aaa (the "Interest Rate").

3.   CURRENCY

     The reinsurance premiums and benefits payable under this Agreement shall be payable in the lawful money of the United States.


ARTICLE VII
OVERSIGHTS

If there is an unintentional oversight or clerical error in the administration of this Agreement by either the CEDING COMPANY or GENERALI, it can be corrected provided the correction takes place promptly after the time the oversight or clerical error is first discovered. In that event, the CEDING COMPANY and GENERALI will be restored to the position they would have occupied had such oversight or clerical error not occurred.

ARTICLE VIII
REDUCTIONS, TERMINATIONS AND CHANGES

1. A. If in accordance with policy provisions the original policy is converted to permanent life insurance, the life risk under the converted policy which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with GENERALI.

     B. If there is a replacement where full underwriting evidence is not required according to the CEDING COMPANY regular underwriting rules, the life risk which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with GENERALI.

     C. If there is a replacement where full underwriting evidence is required by the CEDING COMPANY, reinsurance may be ceded to GENERALI subject to a written agreement between GENERALI and the CEDING COMPANY.

2. If the amount of insurance under a policy or rider reinsured under this Agreement increases and

     A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

     B. The increase is not subject to new underwriting evidence, GENERALI shall accept automatically the increase in reinsurance but not to exceed the automatic binding limit as stated in Schedule A.

3. If the amount of insurance under a policy or rider reinsured under this Agreement is increased or reduced, any increase or reduction in reinsurance for the risk involved shall be effective on the effective date of the increase or reduction in the amount of insurance.

4. If any portion of the prior insurance retained by the CEDING COMPANY on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life shall also be reduced or terminated. The CEDING COMPANY shall reduce its reinsurance by applying the retention limits which were in effect at the time the policy was issued. The "reinsurance adjustment due to lapse or reduction of previous insurance" shall be effective on the same date as the lapse or reduction of prior insurance. The reinsurance to be terminated or reduced shall be determined in chronological order by the date the risk was first reinsured. Two or more policies issued the same date shall be considered one policy.

5. If the insurance for a risk is shared by more than one reinsurer, GENERALI's percentage of the increased or reduced reinsurance shall be the same as GENERALI's percentage of initial reinsurance of the individual risk.

6. If a risk reinsured under this Agreement is terminated, the reinsurance for that risk shall be terminated as of the effective date of the termination.

7. For facultative reinsurance, if the CEDING COMPANY reduces the mortality rating, the reduction shall be subject to the facultative provisions of this Agreement as stated in Article I, Section 2.

8.   GENERALI  shall refund all  unearned  reinsurance  premiums  not  including
     policy  fees,  less  applicable   allowances,   arising  from   reductions,
     terminations and changes as described in this Article.


ARTICLE IX
INCREASE IN RETENTION AND RECAPTURES

1. If the CEDING COMPANY changes its retention limits, as listed in Exhibit I, prompt written notice of the change shall be provided to GENERALI.

2. The CEDING COMPANY shall have the option of recapturing the reinsurance under this Agreement in the event the CEDING COMPANY increases its retention limit and the policies have been in force the required length of time as stated in Schedule A. The CEDING COMPANY may exercise its option to recapture by giving written notice to GENERALI within ninety (90) days after the effective date of the increase in retention. If the recapture option is not exercised within ninety (90) days, the CEDING COMPANY and GENERALI shall agree to the terms of the recapture, in writing, prior to the implementation of the recapture program.

3.   If the CEDING COMPANY exercises its option to recapture, then:

     A. The CEDING COMPANY shall reduce the reinsurance on all individual risks on which it retained its maximum retention for the age and mortality rating that was in effect at the time the reinsurance was ceded. GENERALI shall refund unearned premiums, net of allowances.

     B. The CEDING COMPANY shall increase its total amount of retained insurance on the individual risk up to its new retention limit by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, GENERALI's percentage of the reduced reinsurance shall be the same as GENERALI's initial percentage of reinsurance on the individual risk.

     C. The reduction of reinsurance shall become effective on the later of the following dates:

          1) The policy anniversary date immediately following the date the recapture program is to begin as determined by paragraph 2. of this Article;

          2) The number of years stated in Schedule A starting with the "policy date."

     D. In the event the CEDING COMPANY overlooks any reduction in the amount of a reinsurance policy because of an increase in the CEDING COMPANY's retention, the acceptance by GENERALI of reinsurance premiums under these circumstances shall not constitute a liability on the part of GENERALI for such reinsurance. GENERALI shall be liable only for a refund of premiums.

     E. Once a recapture is initiated by the CEDING COMPANY, the recapture will continue year after year until all eligible policies are recaptured. Should a claim occur before an eligible policy has been processed, GENERALI shall deduct from the claim payment the amount the CEDING COMPANY should have recaptured.

4.   No recapture  shall be permitted for  reinsurance on an individual  risk if
     (a) the CEDING COMPANY retained less than its retention for the age and mortality rating in effect at the time the reinsurance was ceded to GENERALI, or if (b) the CEDING COMPANY did not retain any of the individual risk.

5. In the circumstance where reinsurance is ceded on a quota share basis, the CEDING COMPANY will carry out the recapture by increasing its quota share percentage on the business in the same proportion as the increase in its maximum schedule of retention.


ARTICLE X
REINSTATEMENTS
EXCHANGES
EXTENDED TERM
REDUCED PAID UP

If a policy reinsured under this Agreement lapses for nonpayment of premium or is continued on the Reduced Paid-up or Extended Term Insurance basis, and is reinstated in accordance with the terms of the policy and the CEDING COMPANY's rules, the reinsurance on such policy shall automatically be reinstated by GENERALI upon notification of such reinstatement. The CEDING COMPANY shall pay GENERALI all back reinsurance premiums.

Exchanges, term conversions or other changes in the insurance reinsured with GENERALI, where not fully underwritten as a new issue, will continue to be reinsured with GENERALI. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

Exchanges will be reinsured only if the original policy was reinsured with GENERALI; the amount of reinsurance will not exceed the amount of reinsurance on the original policy immediately prior to the exchange. If the business is subsequently exchanged to any plan reinsured by GENERALI, then such business will be reinsured at the rates shown in the treaty covering the new plan. Rates and allowances applicable to the new plan will be determined at point-in-scale based on the original policy that is being exchanged. If the business is subsequently exchanged to a plan that is not reinsured with GENERALI under a specific treaty, then such business shall be reinsured at an agreed upon YRT rate.

Changes as a result of extended term or reduced paid-up insurance will be handled the same as life reductions.


ARTICLE XI
EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance.


ARTICLE XII
CLAIMS

1. The CEDING COMPANY shall give GENERALI written notice within twenty (20) days of submission to the CEDING COMPANY of any claim on a policy reinsured under this Agreement, and written notice within ten (10) days of the service of process upon the CEDING COMPANY in connection with any litigation involving such claim. Copies of the proofs obtained by the CEDING COMPANY together with a statement showing the amount due or paid on such claim by the CEDING COMPANY shall be furnished to GENERALI at the time payment is requested.

2. GENERALI shall accept the decision of the CEDING COMPANY in payment of the CEDING COMPANY's contractual liability for the claim and shall pay promptly its portion to the CEDING COMPANY upon receipt of proof that the CEDING COMPANY has paid the claimant. It is agreed that if a lesser amount at risk is retained by the CEDING COMPANY than the amount ceded to GENERALI, the CEDING COMPANY shall consult with GENERALI concerning its investigation and/or payment of the claim. However, such consultation shall not impair the CEDING COMPANY's freedom to determine its course of action on the claim, and the final decision shall be that of the CEDING COMPANY. In reaching its decision, the CEDING COMPANY shall act with good faith and in accord with its standard practices applicable to all claims, whether reinsured or not.

3. The CEDING COMPANY shall notify GENERALI within ten (10) days from the date of the CEDING COMPANY's decision to contest, compromise, or litigate a claim involving reinsurance. Unless GENERALI declines to be a party to such action, GENERALI shall pay its share of the settlement payment, up to the maximum reinsurance that would have been payable by GENERALI under the specific policy had there been no controversy, plus its share of specific "Claim Expenses" therein involved, except as specified below. If GENERALI declines to be a parry to the contest, compromise, or litigation GENERALI shall discharge all of its liability to the CEDING COMPANY by paying the full amount reinsured under this Agreement to the CEDING COMPANY. "Claim expenses" shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of contractual liability claims. "Claim expenses" shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the CEDING COMPANY admits are payable or any routine claim administrative expenses, including, but not limited to, compensation of officers and employees of the CEDING COMPANY.

4. In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, GENERALI shall share in the increase or reduction in the proportion that the net liability of GENERALI bore to the sum of the retained net liability of the CEDING COMPANY and the net liability of other reinsurers immediately prior to such increase or reduction. The reinsurance with GENERALI shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex. The adjustment for the difference in premiums shall be made without interest.

5. It is understood and agreed that the payment of a death claim by GENERALI shall be made in one sum regardless of the mode of settlement under the policy of the CEDING COMPANY.

6. In no event shall GENERALI have any liability for any, punitive, exemplary, extra-contractual or similar damages, fines or penalties which are assessed against the CEDING COMPANY as a result of acts, omissions or course of conduct committed by the CEDING COMPANY.

7. If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the CEDING COMPANY shall continue to pay reinsurance premiums to GENERALI. GENERALI shall reimburse the CEDING COMPANY GENERALI's share of the annual liability.


ARTICLE XIII
TAX CREDITS

In jurisdictions which impose premium taxes on the CEDING COMPANY without deduction for reinsurance, GENERALI shall reimburse the CEDING COMPANY for taxes paid on the amount of the reinsurance premiums on the basis shown in Schedule A, unless GENERALI itself is required to pay a direct tax on such reinsurance premiums.


ARTICLE XIV
DEFERRED
ACQUISITION COSTS
TAX

The CEDING COMPANY and GENERALI elect under Regulation 1.848-2(g) (8) to compute "specified policy acquisition expense", as defined in section 848(c) of the Internal Revenue Code, in the following manner:

The party with net positive consideration as determined under Reg. 1.848-2(f) and Reg. 1.848-3 shall compute specified policy acquisition expenses without regard to the general deductions limitation of section 848(c)(1) for each taxable year.

The parties will exchange information pertaining to the aggregate amount of net consideration as determined under Regs. 1.848-2(f) and 1.848-3, for all reinsurance agreements in force between them, to insure consistency for the purposes of computing specified policy acquisition expenses. GENERALI shall provide the CEDING COMPANY with the amount of such net consideration for each taxable year no later than May 1 following the end of such year. The CEDING COMPANY shall advise GENERALI if it disagrees with the amounts provided, and the parties agree to amicably resolve any difference. The amounts provided by GENERALI shall be presumed correct if it does not receive a response from the CEDING COMPANY by May 31.

GENERALI represents and warrants that it is subject to U.S. taxation under Subchapter L of the Internal Revenue Code.


ARTICLE XV
INSPECTION OF RECORDS

GENERALI shall have the right, upon reasonable prior notice, during normal business hours, to inspect at the office of the CEDING COMPANY, all books and documents which relate to reinsurance under this Agreement.


ARTICLE XVI
INSOLVENCY

1. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable by GENERALI directly to the CEDING COMPANY or its liquidator, receiver, or statutory successor, on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured, without diminution because of the insolvency of the CEDING COMPANY.

2. It is agreed that the liquidator, receiver, or statutory successor of the insolvent CEDING COMPANY shall give written notice to GENERALI of the pending of a claim against the insolvent CEDING COMPANY on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of any such claim GENERALI may investigate such claim and interpose, in the proceeding where such claim is to be adjudicated, any defense or defenses which GENERALI may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor.

     The expense thus incurred by GENERALI shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by GENERALI.


3. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

4. To the extent permitted by applicable law, any debts or credits, matured or unmatured, liquidated or =liquidated, in favor of or against either the CEDING COMPANY or GENERALI with respect to this agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.


ARTICLE XVII
ARBITRATION

1. It is the intention of the CEDING COMPANY and GENERALI that the customs and practices of the life insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. However, if GENERALI and the CEDING COMPANY cannot mutually resolve a dispute or claim which arises out of or relates to this agreement, the dispute or claim shall be settled through arbitration.

2. The arbitrators shall be impartial regarding the dispute, and shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the life insurance and reinsurance industry.

3. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this agreement or their subsidiaries. Each of the parties to this agreement shall appoint one of the arbitrators and these two arbitrators shall select the third. If a party to this agreement fails to appoint an arbitrator within thirty (30) days after the other party to this agreement has given notice of the arbitrator appointment, the American Arbitration Association shall appoint an arbitrator for the party to this Agreement that has failed to do so. Should the two arbitrators be unable to agree on the choice of the third, then the appointment of this arbitrator is left to the American Arbitration Association.

4. Except for the appointment .of arbitrators in accordance with the provisions of Section 3 of this Article, arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are in effect on the date of delivery of
     demand  for  arbitration.   Arbitration  shall  be  conducted  in  Lansing,
     Michigan.

5. Each party to this agreement shall pay part of the arbitration expenses which are apportioned to it by the arbitrators.

6. The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.


ARTICLE XVIII
PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and GENERALI. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between GENERALI and the insured, owner, or any other party to or under any policy reinsured under this Agreement.


ARTICLE XIX
ENTIRE CONTRACT

1. This agreement shall constitute the entire agreement between the parties with respect to business being reinsured hereunder and that there are no understandings between the parties with respect to business being reinsured hereunder other than those expressed in this agreement.

2. Any change or modification to this agreement shall be null and void unless made by written amendment to this agreement signed by both parties.


ARTICLE XX
RESERVES FOR REINSURANCE

Company shall at all times be entitled to receive full credit for reserves held by Reinsurer according to the laws and regulatory agencies of the states in which Company is licensed. Reinsurer and Company agree to use commercially reasonable efforts to assure that this is accomplished

ARTICLE XXI
TERMINATION OF AGREEMENT

1. Subject to the provisions of Article II, 6., this Agreement may be terminated at any time with respect to new business only by either party giving at least ninety (90) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company, shall be the first day of the ninety-day (90) period.

2. The CEDING COMPANY shall continue to cede reinsurance and GENERALI shall continue to accept reinsurance, as provided for by the terms of this Agreement, until the date of termination.

3. Subject to the provisions of Article II, 6., all automatic reinsurance which became effective prior to the termination of this Agreement and all facultative reinsurance approved by GENERALI based upon applications received prior to termination of this Agreement shall remain in effect until its termination or expiration, unless the CEDING COMPANY and GENERALI mutually decide otherwise.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, that certain Automatic Reinsurance Agreement commencing January 10, 2005 (The Agreement) is hereby covering policies described in the attached Schedules and Exhibits therein issued on or after January 10, 2005. This Agreement is hereby executed in counterpart between the parties and duly signed by both parties' respective officers as follows:

GENERALI USA LIFE REASSURANCE                JACKSON NATIONAL LIFE INSURANCE
COMPANY                                      COMPANY OF NEW YORK

By:  BILL CROUCH                             By:  LISA C. DRAKE
    --------------------------                   ----------------------------

Title:  SVP                                  Title:  SVP & Chief Actuary
       -----------------------                      -------------------------

Date:  6/21/2005                             Date:  06/16/05
      ------------------------                     --------------------------


By:  DAVID A. GATES                          By:  PATRICK W. GARCY
    --------------------------                   ----------------------------

Title:  SVP                                  Title:  AVP
       -----------------------                      -------------------------

Date:   6/21/2005                            Date:  6/16/05
      ------------------------                     --------------------------

                                   SCHEDULE A
                              TREATY SPECIFICATIONS

JACKSON NATIONAL LIFE                                       Treaty #: 200501-030
--------------------------------------------------------------------------------

TYPE OF BUSINESS:
Life insurance issued by the CEDING COMPANY

TYPE OF REPORTING:
Tape

BASIS OF REINSURANCE:
Automatic / Yearly Renewable Term

PLAN NAMES:
Ultimate Investor VUL
Advisor VUL
Terminal Illness Rider
Other Insured Term Insurance Rider

ALPHA SPLIT:
Surnames beginning with letter A through Z

AGE BASIS:
Age nearest birthday.

QUOTA SHARE IN EXCESS OF RETENTION:
25% of each case on amounts exceeding the Ceding Company's retention.

MAXIMUM AUTOMATIC MORTALITY:
Generali will accept all mortality ratings automatically

MAXIMUM AUTOMATIC ISSUE AGE:
Generali will accept automatically ages through 85
Ages 86-90 must be submitted facultatively

AUTOMATIC BINDING LIMIT:
LIFE: Ten (10 ) times the retention of the CEDING COMPANY to the pool.

JUMBO LIMITS:
Life: [REDACTED]

MINIMUM CESSION AMOUNT:
$[REDACTED]

RATE CAPACITY:
$[REDACTED]

RATES APPLICABLE TO AMOUNTS OVER CAPACITY:
YRT rates shown in Exhibit II.l applying percentages from Exhibit 11B

                                   SCHEDULE A
                              TREATY SPECIFICATIONS



JACKSON NATIONAL LIFE                                       Treaty #: 200501.030
--------------------------------------------------------------------------------

RECAPTURE YEARS:
20 years

PREMIUM TAX REIMBURSEMENT:
Premium taxes are not reimbursed.

                                   SCHEDULE B
                       PLAN, BENEFITS, & RIDER INFORMATION



JACKSON NATIONAL LIFE                                       Treaty #: 200501.030
--------------------------------------------------------------------------------

SELF - ADMINISTERED BUSINESS:
The net amount at risk shall be provided by the CEDING COMPANY in the self-administered foil 'at described in Article M.

OTHER INSURED TERM RIDERS:
Other Insured Term Rider will be reinsured with Generali USA on Other Insured Term Rider COI's applying the same percentages of premium as the base plan.

TERMINAL ILLNESS RIDER:
Generali USA will share proportionately in the Terminal Illness Rider.

                                   SCHEDULE C
                         ADDITIONAL DETAILED INFORMATION



JACKSON NATIONAL LIFE                                       Treaty #: 200501.030
--------------------------------------------------------------------------------

CONDITIONAL RECEIPT OR TEMPORARY COVERAGE:

A.   EXCLUSIONS.  Regardless of any provision to the contrary, the provisions of
     Article I Automatic Reinsurance and Article II Facultative Reinsurance do not apply to, and no reinsurance is available under, those provisions in a situation where the Ceding Company provides insurance coverage for an applicant prior to the issuance and proper delivery of a Reinsured Policy to the applicant during his or her lifetime.

B. CONDITIONAL COVERAGE. Generali USA will provide the following limited indemnity reinsurance coverage in an instance where "conditional receipt" coverage, temporary insurance coverage or other similar coverage is made available to the Ceding Company's applicant (the "Applicant") prior to the issuance of a Reinsured Policy during the lifetime of the applicant, subject to the following conditions.

          1. The Ceding Company must (x) provide Generali USA with all relevant foams, rules, requirements and practices applicable to such coverage (the "Conditional Rules"), (y) the Conditional Rules are acceptable to Generali USA, with such approval not being unreasonably withheld and
          (z) the Applicant's coverage was provided in accordance with the Conditional Rules in all material respects.

               a. If there are material changes in these items, no coverage is available under this Article during the period from the date of such change until the date the Ceding Company has provided Generali USA with updated copies and Generali USA has agreed that they are acceptable, with such agreement not being unreasonably withheld.

C. COVERAGE LIMITS. Notwithstanding any provision to the contrary, the reinsurance coverage provided under this Article is strictly limited to Generali USA's 25 percent share of $[REDACTED] once the CEDING COMPANY has filled their retention, for any single life regardless of the number and terns of any conditional receipts, temporary coverage terms, policy provisions, settlement terns or other similar provisions. Temporary Insurance Agreement form X3002A 03/03 is used.

PREMIUMS BASED ON:
The reinsurance premiums are based on percentages of the VUL1803 Reinsurance rates.xls

                                    EXHIBIT I
                               RETENTION SCHEDULE


JACKSON NATIONAL LIFE                                       Treaty #: 200501.030
--------------------------------------------------------------------------------


                        EFFECTIVE WITH POLICIES DATED: JANUARY 10, 2005



                          Standard - TBL 2            Substandard               Substandard
       Issue                                       Table Flat Extra          Table Flat Extra
       Ages                                       Table 3 - Table 8              Table 9 +
       ---------------------------------------------------------------------------------------------
       ---------------------------------------------------------------------------------------------
       0-65                   $[REDACTED]              $[REDACTED]              $[REDACTED]
       66 - 75                $[REDACTED]              $[REDACTED]              $[REDACTED]
       76 - 85                $[REDACTED]              $[REDACTED]              $[REDACTED]

            EXHIBIT IA UNDERWRITING GUIDELINES AND THE LINCOLN/SWISS
                             RE UNDERWRITING MANUAL

            BUSINESS CONSIDERATIONS BASED ON TOTAL CASE UNDERWRITING


                     2004 PROTECTOR/GENERATIONS UNDERWRITING
                                  MAY 13, 2004




Deviations from guidelines are considered in view of specific issues associated with the primary condition that help offset the negative impact of the condition in company with at least slightly better results than the rating class being considered in related or key areas. A proposed insured should generally not have considerations made in more than one category. Underwriting judgment prevails.


                   CATEGORIES WITH NO CONSIDERATION GUIDELINES

The  following   categories  have  no  pre-defined   guideline   considerations.
Generally,   these  issues  would  not  have  specific  consideration  in  other categories. Tobacco use can be a consideration with certain cases.

--------------------------------------------------------------------------------
        CATEGORY                     COMMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AVOCATIONS          PREFERRED  PLUS:  We are only  concerned  if the activity is rated or a combination of activities presents a risk, though not rated, that would be significant.
--------------------------------------------------------------------------------
OCCUPATIONS         PREFERRED   PLUS:  In  view  of  the  rarity  of  having  an
                    occupation rated,  these should be referred,  if found to be issues.
--------------------------------------------------------------------------------

                CATEGORIES WITH GENERAL CONSIDERATION GUIDELINES

These categories may provide more significant consideration. They may aid in the analysis of medical or non-medical considerations in a case. Specific results can be interpreted broadly, providing individual assessment in determining the usefulness in assessing the overall preferred risk.

--------------------------------------------------------------------------------
        CATEGORY                     COMMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 ALCOHOL            PREFERRED  PLUS:  In trying to establish a case as otherwise
 TREATMENT OR       Preferred  Plus,  the  absence of any alcohol  criticism  or
 ABUSE              treatment  is  preferred.  While the  guidelines  permit old history,  any admitted history would not be a good factor in
                    attempting  to  qualify  a  case.  As  for  accepting   more
                    significant history in this category for Preferred Plus, one should expect no significant driving history for seven years
                    (Plus or better, perhaps, with no major accidents and nothing more significant than speeding) or drug abuse and/or treatment ever. Tying treatment to a driving situation over seven years ago may be acceptable with a careful review of current use, occupation, finances and other risk factors.
                    Other treatment may never be acceptable.

                    PREFERRED: In trying to establish a case as otherwise Preferred, the absence of any alcohol criticism or treatment is preferred. While the guidelines permit old history, any admitted history would not be a good factor in attempting to qualify a case. As for accepting more significant history in this category for Preferred, one should expect no driving history for seven years (Plus or better, perhaps, with no major accidents and nothing more significant than speeding) or drug abuse and/or treatment ever. Tying treatment to a driving situation over five years ago may be acceptable with a careful review of current use, occupation, finances and other risk factors. Other old treatment or abuse has to be carefully reviewed if there is history between five and seven years ago.

                    GENERALLY: Specific in-patient care for alcohol abuse is easy to assess. General criticism is harder. Try to acquire details to habits and circumstances where recommendations or criticisms are made, but no laboratory or other exam findings alone make a case for alcoholism.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        CATEGORY                     COMMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  AVIATION PREFERRED PLUS: Private pilots are not allowed in Preferred Plus except for some commercial pilots with private aviation as well. Even then, care should be taken regarding their aviation activities. Other risks scrutinized include driving, avocations and behaviors characterized as risk-taking. Any rated aviation activity is excluded even if a commercial pilot.

                    PREFERRED: Consideration could be given unilaterally on hours, depending on other factors qualifying and no other issues in other categories. There should be no consideration given on the rating just because the class is preferred. International travel is not meant to include Canada or United States territories, protectorates, etc. Other risks scrutinized include driving, avocations and behaviors characterized as risk-taking.
--------------------------------------------------------------------------------
 DRIVING            PREFERRED  PLUS:  In trying to establish a case as otherwise
                    Preferred Plus, the absence of any driving history is preferred and no admitted history of DWI or reckless driving would make sense for special consideration. As for accepting more significant history in this category for Preferred Plus, perhaps three infractions within three years may be acceptable if of borderline significance with clearly standard NIVR scoring and there is no history at all of alcohol or drug criticism or treatment. This should be offset with clearly qualifying medical considerations as well as the habits, etc. In some situations, one or two violations could be a concern. Multiple at-fault accidents, for example, may not be Preferred Plus, despite being "within the guidelines" on count.

                    PREFERRED:  In  trying  to  establish  a case  as  otherwise
                    Preferred,  driving history  qualifying as Preferred Plus is preferred and no admitted history of DWI or reckless driving would  likely make sense for special  consideration.  As for accepting  more  significant  history in this  category  for
                    Preferred,  the bare minimum is a standard driving risk with no more than 4 violations  and we would prefer the risk be a little  better than  Standard and with no history of alcohol or drug criticism or abuse. As with Preferred  Plus,  merely qualifying  on the number of  infractions  does not mean the applicant is preferred.
--------------------------------------------------------------------------------
 DRUG ABUSE OR      PREFERRED  PLUS: In making a case for  Preferred  Plus in an
 TREATMENT          otherwise exceptional candidate,  the minimum requirement is no drug use or abuse for ten years. Marijuana may be an exception, but you would not want recent use in most cases
                    (within seven years - maybe longer). There should never be alcohol abuse. Driving in these cases is to be Plus or better.

                    PREFERRED: The case for Preferred would be similar to Preferred Plus, except allowing seven years post abuse or use. Marijuana is illegal (except for prescribed use in some areas). Use of marijuana within five years likely excludes the candidate from Preferred. Generally, "occasional" marijuana may not exclude from Preferred TU consideration. Isolated use may be disregarded, depending on the details. The case otherwise attempting to qualify as Preferred should be absent of any drug abuse or treatment and likely any use at all, including marijuana. In any case, a combination with alcohol abuse or driving issues would not lend the case to special consideration.

--------------------------------------------------------------------------------
 TOBACCO USE        PREFERRED  PLUS: The occasional  cigar may be considered.  A question could be raised on inhaling. The frequency should be less than 4 a year, as a guideline.

                    PREFERRED: The occasional cigar may be considered. A question could be raised on inhaling. The frequency should be less than 12 a year, as a guideline with a preference for 8 or fewer, depending on other factors. Pipe smoking may qualify on rare occasions; however, there are currently no known studies to suggest pipe smoking has the same risks as cigar smoking.

                    PREFERRED TOBACCO: A negative cotinine value is preferred, but not required. This can be a factor in assisting in the categorization of the tobacco user. The user who smokes more than a pack of cigarettes a day starts to become less preferred, despite other qualifiers, as the use increases. A cotinine level of 5.0 or higher should not normally be considered as Preferred TU without offsets in other categories.

                    STANDARD NON-TOBACCO: The occasional cigar may be considered. A question could be raised on inhaling. The frequency should be less than 24 a year, as a guideline, with 12 or fewer preferred, depending on other factors. Pipe smoking may qualify on rare occasions; however, there are currently no known studies to suggest pipe smoking has the same risks as cigar smoking.

                             CONTINUED ON NEXT PAGE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        CATEGORY                     COMMENTS
--------------------------------------------------------------------------------
  TOBACCO USE       LAST  USE  Limitations:   As  a  person   approaches  a  new
  (CONTINUED)       threshold,  consideration  can be given in rare instances to moving the user into the next higher category if the other aspects of the case are clearly qualifiers and better. For example, a person who last used tobacco 11 months ago might qualify for Non-Tobacco if all other aspects of the case are exceptional. Questions should focus on what they used, how often and for how long.

                    COTININE RESULTS: We do not allow retesting without approval of the Chief Underwriter. Our general practice is not to retest in any case. We may test blood for cotinine in some cases, but is preferred to be considered where this can prove use, not raise unanswerable questions. Urine concentration may be an issue in some cases.
--------------------------------------------------------------------------------

                      CATEGORIES WITH SPECIFIC CONSIDERATION GUIDELINES

The objective of these guidelines is to allow a proposed insured with one of the four conditions below not qualifying for either Preferred Plus or Preferred to qualify on the basis of exceptional qualifications in the other three categories, given there are no other questionable qualifications. In some cases, arguments can be made to consider the other factors on earlier pages - which makes actuarial sense - but are not commonly expected to be used as offsets. The other three below must qualify to offset the fourth.


"Plus Qualifier" and "Preferred Qualifier" are the revised Plus or Preferred guidelines, respectively, in order to qualify a proposed insured under the Plus or Preferred guidelines who does not qualify in ONE category below. These special qualifying results may be considered in some of the other factors mentioned above as additional considerations in evaluating the overall risk present in the case.


"Plus Limit" and "Preferred Lt" are the maximum consideration outside of the usual Plus or Preferred guidelines, respectively, in order to qualify a proposed insured under the Plus or Preferred guidelines who does not qualify in that ONE category below. One would expect a non-qualifying factor to be completely offset by the other three factors below in order to qualify.


The following are guidelines. Any consideration outside requires more documentation and explanation of the offsetting credits than those within the specifications. Refer exceptional situations or business considerations to an Underwriting Consultant or higher or the Chief Underwriter.


--------------------------------------------------------------------------------------------------------------
   CATEGORY         PLUS QUALIFIER           PLUS LIMIT         PREFERRED QUALIFIER       PREFERRED LIMIT
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
  Blood          Ages <55 130/80          Ages <55 140/90        Ages < 55 135/85        Ages < 55 145/90
  Pressure       Ages 55 + 135/85         Ages 55 + 150/90       Ages 55 + 140/90        Ages 55 + 160/90
                                            No Treatment         With NO Treatment
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Build           Maximum Build          Maximum Build           Maximum Build           Maximum Build
                4'10"-5'0"93-125       4'10"-5'0"93-155        4'10"-5'0"93-135        4'10"-5'0"93-172
                5'1" - 5'3" 100 - 140  5'1" - 5'3" 100 - 170   5'1" - 5'3" 100 - 150   5'1" - 5'3" 100 - 187
                5'4" - 5'6" 108 - 150  5'4" - 5'6" 108 - 185   5'4" - 5'6" 108 - 160   5'4" - 5'6" 108 - 200
                5'7" - 5'9" '117 - 169 5'7" - 5'9" 117 - 200   5'7" - 5'9" 117 - 180   5'7" - 5'9" 117 - 214
                5'10" - 6'0" 125 - 183 5'10" - 6'0" 125 - 218  5'10" - 6'0" 125 - 195  5'10" - 6'0" 125 - 232
                6'1" - 6'3" 135 - 198  6'1" - 6'3" 135 - 235   6'1" - 6'3" 135 - 210   6'1" - 6'3" 135 - 248
                6'4" - 6'6" 145 - 212  6'4" - 6'6" 145 - 255   6'4" - 6'6" 145 - 225   6'4" - 6'6" 145 - 268
                No significant weight                          No significant weight
                loss within the past                           loss within the past
                year. year.
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Family          No death or disease    One death or disease    No death or disease     Two deaths or
History         prior to age 70.       prior to age 60. Use    prior to age 65. Use    disease prior to age
                                       internal guidelines     internal guidelines     60, one of which
                                       following this          following this          must be age 55 or
                                       section.                section.                older. Use internal
                                                                                       guidelines following
                                                                                       this section.
--------------------------------------------------------------------------------------------------------------


                             CONTINUED ON NEXT PAGE







--------------------------------------------------------------------------------------------------------------
     CATEGORY        PLUS QUALIFIER           PLUS LIMIT       PREFERRED QUALIFIER       PREFERRED LIMIT
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 Lipids         <198 and ratio < 4.5       <260 and < 6.0        <220 and < 5.0        <260 OR < 6.0, but
                OR                                                                     never higher than 299
                <220 and ratio < 4.0                                                   or 7.9.
                HDL must be greater
                than 44. LDL must
                be less than 125
                AND Trigs less than
                250 (if fasting).
--------------------------------------------------------------------------------------------------------------



                   SPECIAL NOTE - FAMILY HISTORY UNDERWRITING

There are cases where an argument is made to set aside family history due to environmental issues. An example would be the proposed insured whose father died of an MI at age 50 after smoking his entire life, being overweight, never exercised and generally did not take care of himself These specific cases are to be reviewed with all other factors. A borderline acceptable risk would not present as strong of an argument for underwriting consideration, whereas the perfectly fit and otherwise highly qualified applicant might. Otherwise, see the Categories With Specific Consideration Guidelines.


Special consideration can be given in general to the following situations utilizing the Categories With Specific Consideration Guidelines where required:

     o    Cancer:   Consider   primarily   colon  cancer  and   melanomas   plus
          gender-linked cancers of the breast, ovaries and prostate. Other cancers may not pose a threat due to family history.

     o Diabetes: Isolated Type 1 or 2 diabetes in first degree relatives older than 55 at onset may not be considered a threat due to family history, given indicators on the current proposed insured are well within normal (no borderline cases).

     o Stroke and heart disease: We are looking primarily for vascular-related conditions that imply the presence of "hardening of the arteries." Other histories may or may not be exclusionary; please refer to the Medical Director for consideration.

There may be other cases where a seemingly qualified candidate does not qualify on the basis of other family history. These may include:

     o    Multiple  deaths  or  diagnoses  (or  combination  thereof)  from  one
          condition  or  related  conditions   otherwise  not  excluded  by  the
          guidelines above

     o Death or diagnosis with a SUGGESTION of the same or related condition in the proposed insured's personal history or findings

An isolated family history event that may be proven to be of an environmental nature (such as related to habits or some exposure) may be overlooked. Multiple family history events related to the same condition would be difficult to justify being overlooked. Additional question on family history is acceptable, but we are not attempting to underwrite the family member.

Consideration could be made on the basis of a near-qualifier - such as the proposed insured with a first degree relative having died at age 64 (versus 65) or 59 (versus 60). These cases are expected to follow the underwriting philosophy that the whole picture offers offsets or factors that qualify the proposed insured.

                         PERSONAL HISTORY CONSIDERATIONS

The following is a list of conditions or circumstances not LIKELY to qualify as a preferred risk. Some MAY qualify in otherwise perfectly decent cases on a rare occasion. Qualifying merely as standard does not, even qualifying by the factors above, always allow for preferred consideration. Please refer any questions to the Chief Underwriter as there are other, sometimes rare, conditions than mentioned below. All are considered to exclude Preferred consideration if having occurred within 10 years unless otherwise specified and regardless of recovery in many cases.


Heart impairments (CAD, valvular conditions, structural defects, conduction defects)
Cancer (except non-invasive skin cancer) Stroke
Diabetes Type 1 or 2
COPD
Emphysema
Conditions treated frequently and/or regularly with steroids
Asthma treated with steroids or requiring hospitalization
History of Status Asthmaticus
Felony conviction within seven years
Bankruptcy within seven years
Mental or nervous disorder requiring hospitalization or with significant treatment required to regulate
DWI history combined with alcohol or drug abuse or criticism
Chronic kidney disease or history of renal failure
Liver disease requiring ongoing treatment
Peripheral vascular disease
Hepatitis C
Foreign residence or significant travel planned or frequently in the past (depending on locations)
Foreign national (depending on locations and likelihood of return, visits, etc.)
Limitations of ADL or AADL (generally over age 70)


                                  A FINAL WORD


Any deviation from established guidelines or rules requires sound underwriting judgment and good documentation if the consideration is to be justified as an underwriting decision. If a deviation cannot meet those requirements, the issue would have moved into the category of a "business consideration" and needs support from management. The Chief Underwriter needs to participate in most all of these business considerations. Most "business considerations" may require reinsurance acceptance, although some tolerance is accepted.


------------------------------------------------------------------------------------------------------------------------------------
               JACKSON NATIONAL LIFE & JACKSON NATIONAL LIFE OF NEW YORK UNDERWRITING GUIDELINES - JUNE 2003
------------------------------------------------------------------------------------------------------------------------------------

AGE         [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]  [REDACTED]

     0-15       A           A           A           C           F           F           F           F           F

    16-50       A           C           C           C           D           G           I           I           I

    51-55       A           C           C           C           D           H           I           I           J

    56-60       A           C           C           D           D           H           I           I           J

    61-70       A           C           D           E           E           H           I           I           J

71 and up       B           D           D           E           E           H           I           J           J
------------------------------------------------------------------------------------------------------------------------------------
A - Application only
------------------------------------------------------------------------------------------------------------------------------------
B - Application and Paramedical Exam
------------------------------------------------------------------------------------------------------------------------------------
C - Application and Blood/Urine plus Physical Measurements (build and blood pressure)
------------------------------------------------------------------------------------------------------------------------------------
D - Application, Paramedical Exam and Blood/Urine
------------------------------------------------------------------------------------------------------------------------------------
E - Application, Paramedical Exam, EKG and Blood/Urine
------------------------------------------------------------------------------------------------------------------------------------
F - Call your Underwriter for requirements
------------------------------------------------------------------------------------------------------------------------------------
G - Application, Paramedical Exam, Blood/Urine, CFS and HO-ordered MVR
------------------------------------------------------------------------------------------------------------------------------------
H - Application, Paramedical Exam, EKG, Blood/Urine, CFS and HO-ordered MVR
------------------------------------------------------------------------------------------------------------------------------------
I - Application, Paramedical Exam, EKG, Blood/Urine, CFS and HO ordered Inspection Report and MVR
------------------------------------------------------------------------------------------------------------------------------------
J - Application, Paramedical Exam, Blood/Urine, CFS, Treadmill EKG (ONLY if none has been performed within 2 years) OR review of
Treadmill EKG done within 2 years AND current resting EKG and HO-ordered Inspection Report and MVR (NOTE: Historical Treadmill EKG
preferred on clients over age 75 - call your underwriter for more information)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
JNL orders MVR's on risks of $[REDACTED] and under that are proven to have increased mortality from accidents, including private pilots and younger drivers.
------------------------------------------------------------------------------------------------------------------------------------
JNL orders Personal History Interviews on ages 60 and up who are not examined and have no personal physician or admitted medical history.  An exam by a Medical Doctor may also be required.
------------------------------------------------------------------------------------------------------------------------------------
JNL reserves the right to order other requirements, including medical records and other tests, where the proposed risks warrants additional investigation.
------------------------------------------------------------------------------------------------------------------------------------
JNL recommends a cover letter on any case where an explanation of the financial justification will expedite the underwriting process.  On cases over $[REDACTED], a cover letter can eliminate delays or questions in the underwriting process.
------------------------------------------------------------------------------------------------------------------------------------
JNL will ROUTINELY pursue medical records (APS) on applicants applying for insurance who are age 70 or over OR who are applying for
$[REDACTED] or more in face amount.  Except in rare instances, we will NORMALLY order medical records (APS) on cases of [REDACTED]
and over.
------------------------------------------------------------------------------------------------------------------------------------


JNL/JNL-NY 2003     Preferred Plus - Protector      Preferred - Protector     Preferred Tobacco - Protector     Standard - All JNL
Guidelines          Term Generations UL and VUL     Term, Generations UL      Term, Generations UL and VUL      Products
(including VUL)                                     and VUL
------------------------------------------------------------------------------------------------------------------------------------
Alcohol Treatment   No history of alcohol treat-    No history of alcohol     No history of alcohol treatment   No alcohol treatment
or Abuse            ment. No alcohol abuse          treatment for 10 years    for 10 years past treatment       for 7 years. No
                    criticism for past 10 years.    past treatment comple-    completion. No alcohol abuse      alcohol abuse
                                                    tion. No alcohol abuse    criticism for past 7 years.       criticism for 3
                                                    criticism for past 7                                        years.
                                                    years.
------------------------------------------------------------------------------------------------------------------------------------
Aviation            No aviation risks except for    No aviation risks except  Aviation risks can be rated.
                    commercial pilots flying        for pilots with IFR or    Aviation Exclusion rider is
                    regularly scheduled commercial  ATR classification, 500   also available.
                    jets to any area acceptable     hours minimum experience
                    for travel. Other aviation      with no international
                    risks may be considered only    flying (except for
                    with an Aviation Exclusion      commercial pilots) who
                    Rider. Pilots are scrutinized   are otherwise standard
                    for other risks they may take.  for aviation risks. Other
                                                    aviation risks may be
                                                    considered only with an
                                                    Aviation Exclusion Rider.
                                                    Pilots will be scrutinized
                                                    for either risks they may
                                                    take.
------------------------------------------------------------------------------------------------------------------------------------
Avocations          No rated sports and             Sports and avocations     Sports and avocations can be      Sports and avoca-
                    avocations.                     can be rated only as      rated only as flat extra          tions are eligible
                                                    flat extra ratings.       ratings.                          and can be rated.
------------------------------------------------------------------------------------------------------------------------------------
Blood Pressure      Current readings must be        Current readings must be  Current readings must be normal   Current readings
                    normal and cannot exceed:       be normal and cannot      and cannot exceed:                must be normal and
                    135/85 ages 0-54; 140/90        exceed: 140/90 ages       140/90 ages 0-54; 150/90 ages     cannot exceed:
                    ages 55 and up.  No treated     0-54; 150/90 ages 55 and  55 and up.                        155/95 ages 0-49;
                    hypertension.                   up.                       Treated hypertension allowed      165/95 ages 50 and
                                                    Treated hypertension      when controlled.                  up.  Treated hyper-
                                                    allowed when controlled.                                    tension allowed
                                                                                                                when controlled.
------------------------------------------------------------------------------------------------------------------------------------
Build               Height      Weight              Height      Weight        Height      Weight                Ht    Wt  Ht    Wt
                    4'10"-5'0"  98-135 lbs.         4'10"-5'0"  98-155 lbs.   4'10"-5'0"  98-155 lbs.           4'10" 187 5'6"  228
                    5'1"-5'3"   105-150 lbs.        5'1"-5'3"   105-170 lbs.  5'1"-5'3"   105-170 lbs.          4'11" 191 5'7"  234
                    5'4"-5'6"   113-160 lbs.        5'4"-5'6"   113-185 lbs.  5'4"-5'6"   113-185 lbs.          5'0"  195 5'8"  240
                    5'7"-5'9"   123-180 lbs.        5'7"-5'9"   123-200 lbs.  5'7"-5'9"   123-200 lbs.          5'1"  201 5'9"  246
                    5'10"-6'0"  132-195 lbs.        5'10"-6'0"  132-218 lbs.  5'10"-6'0"  132-218 lbs.          5'2"  205 5'10" 252
                    6'1"-6'3"   143-210 lbs.        6'1"-6'3"   143-235 lbs.  6'1"-6'3"   143-235 lbs.          5'3"  210 5'11" 258
                    6'4"-6'6"   155-225 lbs.        6'4"-6'6"   155-255 lbs.  6'4"-6'6"   155-255 lbs.          5'4"  216 6'0"  267
                                                                                                                5'5"  222 6'1"  274

                                                                                                                Ht    Wt
                                                                                                                6'2"  281
                                                                                                                6'3"  288
                                                                                                                6'4"  297
                                                                                                                6'5"  304
                                                                                                                6'6"  311
                                                                                                                6'7"  320

                                                                                                                These are the maxi-
                                                                                                                mum weights per
                                                                                                                height indicated.
                                                                                                                *Build alone might
                                                                                                                be standard in some
                                                                                                                cases when all other
                                                                                                                factors are standard
                                                                                                                or better.
------------------------------------------------------------------------------------------------------------------------------------
Driving             No history of DWI or reckless   No history of DWI or      No history of DWI or reckless     No history of DWI
                    driving within 7 years. No      reckless driving within   driving within 5 years.  No more  within 3 years,
                    more than 2 moving violations   5 years. No more than 3   than 3 moving violations within   given no other
                    within the past three years.    moving violations within  the past three years.             driving violations.
                                                    the past three years.                                       There may be factors
                                                                                                                that would allow
                                                                                                                taking the case
                                                                                                                standard if a DUI
                                                                                                                occurred within 3
                                                                                                                years with UW
                                                                                                                discretion.
------------------------------------------------------------------------------------------------------------------------------------
Drug Abuse or       No history of drug abuse or     No history of drug abuse  No history of drug abuse or       No treatment for
Treatment           treatment.                      or treatment for 10 years treatment for 10 years or         drug use for 7
                                                    or since last use if      since last use if deemed not      years.
                                                    deemed not to require     to require treatment.
                                                    treatment
------------------------------------------------------------------------------------------------------------------------------------
Family History      No death or diagnosis of        No death or diagnosis of  No death or diagnosis of cancer,  No more than 3
                    cancer, heart disease, stroke   cancer, heart disease,    heart disease, stroke or          deaths from or
                    or diabetes, under age 65.      stroke or diabetes, under diabetes, under age 60. JNL       diagnosis of cancer,
                    JNL weighs the material         age 60. JNL weighs the    weighs the material significance  heart disease,
                    significance of causes of       material significance of  of causes of death, diagnoses     diabetes, hyper-
                    death, diagnoses and            causes of death,          and occurrences.                  tension or any
                    occurrences.                    diagnosis and                                               familial disease
                                                    occurrences.                                                under age 60.
------------------------------------------------------------------------------------------------------------------------------------
Lipids              Cholesterol of <220 and         Cholesterol of <260 and   Cholesterol of <260 and           The maximum
                    Cholesterol/HDL ratio of        Cholesterol/HDL ratio of  Cholesterol/HDL ratio of <6.0.    Cholesterol/HDL
                    <5.0. Allow treatment with      <6.0. Allow treatment     Allow treatment with control.     ratio is 10.9 so
                    control. JNL weighs the         with control. JNL weighs  JNL weighs the significance of    long as the total
                    significance of treatment to    the significance of       treatment to maintain control.    cholesterol does not
                    maintain control.               treatment to maintain                                       exceed 249. The
                                                    control.                                                    maximum cholesterol/
                                                                                                                HDL ratio is 8.9 so
                                                                                                                long as the total
                                                                                                                cholesterol does not
                                                                                                                exceed 349. No
                                                                                                                treated hyperlipi-
                                                                                                                demia or elevated
                                                                                                                cholesterol unless
                                                                                                                the cholesterol is
                                                                                                                controlled.
------------------------------------------------------------------------------------------------------------------------------------
Occupations -       No hazardous or rated           No hazardous or rated     No hazardous or rated occupa-     A flat extra rating
Hazards/Rated       occupation.                     occupation unless rated   tion unless rated $2.50 or        may be added for
                                                    $2.50 or less.            less.                             occupation or
                                                                                                                hazardous
                                                                                                                activities.
------------------------------------------------------------------------------------------------------------------------------------
Tobacco Use and/or  No use of tobacco is allowed    No use of tobacco is      Not applicable.                   No use of tobacco
Positive            for 60 months. Urinalysis must  allowed for 24 months.                                      is allowed for 12
Cotinine/Nicotine   be negative for nicotine        Urinalysis must be                                          months. Urinalysis
on Urinalysis       byproducts.                     negative for nicotine                                       must be negative for
                                                    byproducts.                                                 nicotine byproducts.
------------------------------------------------------------------------------------------------------------------------------------

These classes are effective for new products developed in 2003 with five rate classes (Preferred Plus, Preferred, Standard, Preferred Tobacco and Tabacco). Please see our website at www.jnl.com for guidelines on older four- and three-class products.

                                   EXHIBIT II
                              REINSURANCE PREMIUMS


JACKSON NATIONAL LIFE                                       Treaty #: 200501-030
--------------------------------------------------------------------------------

Percentages of the YRT rates marked Exhibit II apply to the base plan and the Other Insured Tenn Rider

Percentages of the YRT rates marked Exhibit II.1 apply to amounts over the rates cap.





[REDACTED]

                                   EXHIBIT IIA
                             MISCELLANEOUS PREMIUMS

JACKSON NATIONAL LIFE                                       Treaty #: 200501-030
--------------------------------------------------------------------------------

POLICY FEES:
There are no policy fees.

FLAT EXTRA PREMIUMS:
Flat extra will be the flat extra premium charged the insured times the per thousand amount ceded to Generali, less the allowances shown in Exhibit M.

SUBSTANDARD PREMIUMS:
Substandard premiums are standard premiums increased 25% per Table.

                                                               EXHIBIT IIB
                                                         PERCENTAGES OF PREMIUM



JACKSON NATIONAL LIFE                                                                                         Treaty #: 200501-030
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
VUL - MALE

Policy           Preferred                                                     Preferred               Standard
Years             Plus NT            Preferred NT         Standard NT           Tobacco                 Tobacco
---------------------------------------------------------------------------------------------------------------
1                    0%                   0%                   0%                  0%                       0%
2+                  82%                  93%                  85%                 96%                     115%

VUL - FEMALE

Policy           Preferred                                                     Preferred              Standard
Years             Plus NT           Preferred NT          Standard NT           Tobacco                Tobacco
---------------------------------------------------------------------------------------------------------------
1%                   0%                  0%                   0%                   0%                      0%
2+                  74%                 97%                  86%                  94%                     113%


VUL - MALE (FEE ONLY OPTION)

Policy           Preferred                                                     Preferred               Standard
Years             Plus NT            Preferred NT         Standard NT           Tobacco                 Tobacco
---------------------------------------------------------------------------------------------------------------
1                    0%                   0%                   0%                  0%                       0%
2+                  82%                 99.5%                89.5%                99%                     118%

VUL - FEMALE (FEE ONLY OPTION)

Policy           Preferred                                                     Preferred              Standard
Years             Plus NT           Preferred NT          Standard NT           Tobacco                Tobacco
---------------------------------------------------------------------------------------------------------------
1%                   0%                  0%                   0%                   0%                      0%
2+                 80.5%               103.5%                91%                  98%                     117%

AMOUNTS OVER RATE CAP

Policy            Preferred                                                    Preferred              Standard
Years             Plus NT           Preferred NT          Standard NT           Tobacco                Tobacco
---------------------------------------------------------------------------------------------------------------
1%                   0%                  0%                   0%                   0%                      0%
2+                  30%                 41%                  54%                  85%                     125%

                                   EXHIBIT III
                                OTHER ALLOWANCES


JACKSON NATIONAL LIFE
Treaty #: 200501-030


-----------------------------------

TEMP FLAT EXTRA
All Years
                            15%
PERM FLAT EXTRA
1st Year                    100%
Renewal                     15%